UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

Genesco Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Marriott Drive
Nashville, Tennessee		37214
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 367-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2024, Thomas A. George, Genesco Inc.’s (the “Company”) chief financial officer and senior vice president – finance, was appointed to serve in the additional role of the Company’s principal accounting officer as part of a restructuring of the Company’s finance function intended to promote efficiency and reduce costs. In connection with that restructuring, on June 27, 2024, Brently G. Baxter notified the Company that he will resign as the Company’s vice president and chief accounting officer effective July 31, 2024. Mr. Baxter’s decision to resign was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.

Information regarding Mr. George’s background and business experience and contracts between Mr. George and the Company is incorporated by reference herein from the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2024 and the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 17, 2024. There are no transactions involving Mr. George that would be required to be reported under Item 404(a) of Regulation S-K. Mr. George will not receive any additional compensation for assuming the role of principal accounting officer, and no changes have been made to any plans or arrangements in which Mr. George participates as a result of this appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date:	July 1, 2024	By:	Scott E. Becker
Scott E. Becker Senior Vice President, Secretary and General Counsel